UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2009

Pamrapo Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-18014	22-2984813
(State or other Jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

611 Avenue C, Bayonne, New Jersey	07002
(Address of Principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 339-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

A.    As previously reported, Pamrapo Savings Bank, S.L.A. (the “Bank”), the wholly-owned subsidiary of Pamrapo Bancorp, Inc. (the “Company” or “Pamrapo”), received federal grand jury subpoenas from the U.S. Attorney’s Office for the District of New Jersey (“U.S. Attorney’s Office”). The subpoenas were issued to the Bank in connection with an ongoing investigation being conducted by the U.S. Attorney’s Office, the Internal Revenue Service, and the Department of Justice (the “DOJ”) regarding the Bank’s anti-money laundering and Bank Secrecy Act compliance during the period from 2003 to the end of 2008. Certain individuals, including the Bank’s senior officers and directors, have received grand jury testimony subpoenas in connection with this investigation. In addition, the Bank and its wholly-owned subsidiary, Pamrapo Service Corporation, have also received federal grand jury subpoenas from the U.S. Attorney’s Office relating to certain commissions paid to the manager of Pamrapo Service Corporation through the first quarter of 2009. The Bank has, and continues to, fully cooperate with the investigation. It is anticipated that the investigation will be resolved in the first quarter of 2010.

Also as previously reported, no penalties, either criminal or civil, have been imposed on the Bank to date as a result of the investigation. However, as first disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, it is probable that the Bank will incur monetary penalties in the form of fines and forfeitures as a result of these matters. Pursuant to FASB ASC 450, a company must accrue funds for a possible litigation loss if a loss is probable and the amount of the expected loss is reasonably estimable. As previously disclosed, the Bank accrued a $3 million litigation loss reserve in the second quarter of 2009. New information, which was not available as of the filing date of the Company’s Form 10-Q for the quarter ended September 30, 2009, has come to light as a result of which the Bank has determined that it is now appropriate to accrue an additional $2 million litigation loss reserve to reflect a potential criminal forfeiture of $5 million.

Although management of the Bank (“Management”) does not believe the additional litigation loss reserve will be material to the pro forma information contained in the November 9, 2009 Joint Proxy Statement/Prospectus (“Joint Proxy Statement”) related to Pamrapo’s merger with BCB Bancorp, Inc (“BCB”), Management anticipates the additional $2.0 million litigation loss reserve is expected to reduce the combined entity’s equity capital by less than 2.0 percent and reduce book value per share by between $0.12 and $0.13 per share. Management expects the combined entity will remain “well capitalized.”

Management believes, based on discussions with the DOJ, that the $5 million litigation loss reserve represents the maximum amount of the potential criminal forfeiture. However, any final resolution entered into between the Bank and all involved government agencies may result in additional losses. Such additional losses would relate to potential criminal fines that may be imposed separately by a court, and civil money penalties that may be imposed by the Office of Thrift Supervision, the Bank’s primary federal regulator, and Financial Crimes Enforcement Network, a part of the United States Treasury Department (FinCEN). The additional reserve will be recorded in the fourth quarter ending December 31, 2009 and it is anticipated that the Bank will continue to be well capitalized after the charge.

B.    The Company recently became aware that a complaint had been filed on December 2, 2009 in the Superior Court of New Jersey in Hudson County against the Company, the Bank, and each of its directors. The action was brought by William J. Campbell, who is the largest shareholder of the Company and was the Bank’s former President and Chief Executive Officer from 1970 until February 13, 2009. The complaint alleges, among other things, that the directors of the Company are in breach of their fiduciary duties to shareholders in connection with the Company’s entry into an agreement and plan of merger, dated as of June 29, 2009, with BCB (the “Agreement”), pursuant to which the Company will merge with and into BCB, with BCB as the surviving entity. Additionally, the complaint alleges that the Company failed to disclose that Kenneth Poesl and Robert Doria, former directors of BCB and now directors of Pamrapo, still own BCB stock. While the Company and directors believe the directors’ ownership of BCB stock is immaterial, set forth below is the share ownership of each Pamrapo director in Pamrapo stock and BCB stock:

Name	Shares of Pamrapo Common Stock	Percentage(1)	Shares of BCB Common Stock	Percentage(2)
Daniel J. Massarelli	209,116	4.24%	3,000	0.06%
Kenneth R. Poesl	70,903	1.44	168,479	3.62
Robert G. Doria	19,807	0.14	21,040	0.45
Patrick D. Conaghan	50,500	1.02	2,000	0.04
Herman L. Brockman	25,000	0.51	0	0.00
John A. Morecraft(3)	150,381	3.05	2,080	0.04

(1)	Based on 4,935,542 outstanding shares of Pamrapo as of June 29, 2009.
(2)	Based on 4,659,475 outstanding shares of BCB as of June 29, 2009.
(3)	Share ownership based upon approximate information. Mr. Morecraft passed away on August 29, 2009.

As fully disclosed in the Joint Proxy Statement, the Board of Directors of Pamrapo unanimously approved the merger.

The complaint seeks, among other things, for the Court to enjoin the defendants from consummating the transactions contemplated by the Agreement and to award the plaintiff attorneys’ fees and expenses incurred in bringing the lawsuit. Mr. Campbell simultaneously filed an Order to Show Cause Seeking Preliminary Injunction. Mr. Campbell’s lawsuit was identified as a related case to the pending, and previously reported, consolidated purported class action lawsuit.

The Company, the Bank, and their directors believe that the allegations in the complaint are without merit and intend to vigorously defend the preliminary injunction motion and the claims and causes of action asserted in this legal matter.

Additional Information about the Merger and Where to Find It

Pamrapo and BCB filed with the Securities and Exchange Commission a joint proxy statement/prospectus regarding the proposed merger on November 12, 2009. STOCKHOLDERS OF PAMRAPO AND BCB ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The joint proxy statement/prospectus was mailed to stockholders of Pamrapo and BCB. Stockholders may also obtain the joint proxy statement/prospectus and other documents that are filed by Pamrapo and BCB with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, stockholders may obtain free copies of the documents filed by the companies with the SEC by written request directed to the Corporate Secretary, BCB Bancorp, Inc., 104-110 Avenue C, Bayonne, New Jersey 07002 or by visiting the BCB website at www.bcbbancorp.com, with respect to documents filed by BCB, and by written request directed to the Secretary, Pamrapo Bancorp, Inc., 611 Avenue C, Bayonne, New Jersey 07002 or by visiting the Pamrapo website at www.pamrapo.com, with respect to documents filed by Pamrapo.

Pamrapo and BCB, and their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed merger. Information regarding Pamrapo and BCB’s directors and executive officers and their interests is set forth in the joint proxy statement/prospectus.

Read the joint proxy statement/prospectus carefully before making a decision concerning the merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAMRAPO BANCORP, INC.

Date: December 7, 2009
	By:	/s/ KENNETH D. WALTER
Kenneth D. Walter
Vice President, Treasurer and Chief Financial Officer, and Interim President and Chief Executive Officer